U.S. SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                             FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

                            Date of Report
               (Date of earliest event reported)  May 22, 1997

                           ASTROCOM CORPORATION
        (Exact name of small business issuer as specified in its charter)

                       COMMISSION FILE NUMBER 0-8482

        MINNESOTA                                 41-0946755
(State or other jurisdiction             (I.R.S. Employer Ident. No.)
of incorporation or organization)

     2700 SUMMER STREET N.E.                      55413-2820
     MINNEAPOLIS, MINNESOTA                       (zip code)
(Address of principal executive office)

                              (612) 378-7800
                        (Issuer's telephone number)


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ITEM 5    OTHER EVENTS

      On May 22, 1997, registrant issued the following press release through normal channels:

      "Minneapolis, MN (May 22, 1997) -- Astrocom Corporation announced today that it is investigating possible accounting irregularities relating to its financial statements for the quarter ended March 31, 1997. Yesterday, the Company's former Vice President of Finance advised management that he believes the Company's cash position at March 31, 1997, was overstated by approximately $240,000 and that its inventory and fixed assets were understated by a similar amount. The Company is presently unable to verify the accuracy of these statements. The Vice President of Finance resigned from that position with the Company effective April 25, 1997, and stepped down from all positions with the Company on May 20, 1997.

      A special committee of the Company's outside directors has been formed to oversee an investigation of the Company's accounting practices and has asked the Company's independent auditors to assist the committee in this matter. The public is cautioned not to rely on the financial statements contained in the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997, until any necessary adjustments have been made.

      Astrocom Corporation develops, manufactures, markets and services electronic devices which address key areas of wide area data, voice and video communication networks. The Company's common stock is traded in the O-T-C market under the symbol ATCC."





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                              SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated:   May 23, 1997                        ASTROCOM CORPORATION
                                                   (Registrant)

                                              By:S. Albert D. Hanser
                                                 S. Albert D. Hanser, President